

PGT, Inc. First Quarter 2016
Financial Results
May 5, 2016

Forward Looking Statement

From time to time, we have made or will make forward-looking statements within the meaning of Section 21E of the Exchange Act. These statements do not relate strictly to historical or current facts. Forward-looking statements usually can be identified by the use of words such as "goal", "objective", "plan", "expect", "anticipate", "intend", "project", "believe", "estimate", "may", "could", or other words of similar meaning. Forward-looking statements provide our current expectations or forecasts of future events, results, circumstances or aspirations. Our disclosures in this report contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We may also make forward-looking statements in our other documents filed or furnished with the Securities and Exchange Commission and in oral presentations. Forward-looking statements are based on assumptions and by their nature are subject to risks and uncertainties, many of which are outside of our control. Our actual results may differ materially from those set forth in our forward-looking statements. There is no assurance that any list of risks and uncertainties or risk factors is complete. Factors that could cause actual results to differ materially from those described in our forward-looking statements include, but are not limited to:

Changes in new home starts and home remodeling trends
The economy in the U.S. generally or in Florida, our primary market
Raw material prices, especially aluminum
Integration of WinDoor
Transportation costs
Level of indebtedness
Dependence on our impact-resistant product lines
Product liability and warranty claims
Federal and state regulations
Dependence on our manufacturing facilities

Any forward-looking statements made by us or on our behalf speak only as of the date they are made and we do not undertake any obligation to update any forward-looking statement to reflect the impact of subsequent events or circumstances. Before making any investment decision, you should carefully consider all risks and uncertainties disclosed in all our SEC filings, including our reports on Forms 8-K, 10-Q and 10-K and our registration statements under the Securities Act of 1933, as amended, all of which are accessible on the SEC's website at www.sec.gov and at http://ir.pgtindustries.com/sec.cfm.

Management Presenters

Business Overview



Rod Hershberger
Chief Executive Officer and Chairman of the Board

State of the Business



Jeff Jackson
President and Chief Operating Officer

Financial Results Overview



Brad West
Sr. V.P. and Chief Financial Officer

Business Overview (1 of 2)

- Q1 2016 revenue of $100.2M, an increase of 5 percent over Q1 2015 marked the highest first quarter in company history.
- Comparison to Q1 2015 was affected by a $6M revenue-lift in last year's Q1 sales in advance of an announced price increase.
- WinDoor acquisition contributed to our growth, even as the Company faced short-term market softness and slowed construction activity due to unusually wet January in Florida.
- WinDoor benefits:
  - Increase our share of the impact window and door market in Florida
  - Enter adjacent product lines
  - New distribution channels
  - Significant manufacturing capacity in Orlando to complement our existing production lines in North Venice and Miami, Florida.
- WinDoor is a natural fit within our long-term strategy to augment organic growth with select acquisitions to expand our product offerings and geographic footprint.

Business Overview (2 of 2)

- Housing market continues to expand, we currently anticipate 75,000 starts in 2016 .
- The growth in the housing market in Florida continues to out-pace the rest of the country:
  - Population expansion
  - Rational pricing
  - Low interest rates
  - Tight inventory continues to propel demand
- We will leverage our market-leading position to capitalize on this growth.
- Capital allocation is focused on supporting our business as well as opportunistically paying down debt and reducing net leverage.

State of the Business (1 of 2)

- Q1 is seasonally the slowest quarter making for a challenging comparison. Adjusting for the accelerated sales in Q1 of last year, the year-over-year organic growth would be closer to 7 percent.
- April organic growth of 11 percent confirms strength of market.
- The WinDoor integration is proceeding as planned with numerous cost and revenue synergies which we expect to capture over the next few years:
  - WinDoor has manufacturing capacity whereas certain existing lines are working three shifts in constrained space in Venice
  - A trained workforce in Orlando to help us balance our production capacity to gain efficiencies in our systems over time
  - Revenue lift from WinDoor product lines that are new to the PGT family as well as a broad distribution channel which we can leverage.
- PGT, CGI and WinDoor are a powerful suite of products. We will leverage the strengths of each brand across the marketplace.

State of the Business (2 of 2)

- Our unique expertise in code compliance is a significant competitive advantage.
- PGT is a leader in the impact resistant market, approximately 81 percent of revenues are from impact resistant products with impact resistant vinyl products continuing to lead growth.
- PGT's new WinGuard Vinyl has quickly become the industry leading gold-standard for impact vinyl.
- In Q1 we invested in labor and overhead to expand our bandwidth to support the anticipated underlying market growth for the remainder of 2016. This impacted our results for Q1, but we expect this to be a short-term situation.
- ERP system is in its final transition into which 80 percent of the order volume is being entered. The transition contributed to some additional costs as we ran parallel during Q1.

Financial Overview

Sales Breakdown By Product Family

IMPACT PRODUCTS

	Aluminum	Vinyl	Total Impact
Actual	$ 58.9	$ 22.7	$ 81.6
Prior Year	59.2	17.6	76.8
$ Change	$ (0.3)	$ 5.1	$ 4.8
% Change	-0.5%	29.0%	6.2%

NON-IMPACT PRODUCTS

	Aluminum	Vinyl	Total Non-Impact
Actual	$ 7.4	$ 11.2	$ 18.6
Prior Year	8.0	10.5	18.5
$ Change	$ (0.6)	$ 0.7	$ 0.1
% Change	-7.5%	6.7%	0.5%

TOTAL

Actual	$ 66.3	$ 33.9	$ 100.2
Prior Year	$ 67.2	$ 28.1	$ 95.3
% Change	-1.3%	20.6%	5.1%

Income Statement

PGT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited - in thousands, except per share amounts)

	Three Months Ended	
	April 2, 2016	April 4, 2015
Net sales	$ 100,206	$ 95,301
Cost of sales	70,223	64,254
Gross profit	29,983	31,047
Selling, general and administrative expenses	20,061	17,664
Income from operations	9,922	13,383
Interest expense, net	4,158	2,913
Debt extinguishment costs	3,431	-
Other expenses, net	-	99
Income before income taxes	2,333	10,371
Income tax expense	854	3,719
Net income	$ 1,479	$ 6,652
Basic net income per common share	$ 0.03	$ 0.14
Diluted net income per common share	$ 0.03	$ 0.13
Total reconciling items to adjusted net income	2,982	346
Adjusted net income	$ 4,461	$ 6,998
Diluted net income per common share - adjusted	$ 0.09	$ 0.14

Balance Sheet

PGT, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited - in thousands)

	April 2, 2016	January 2, 2016
ASSETS		
Current assets:		
Cash and cash equivalents	$ 16,704	$ 61,493
Accounts receivable, net	39,660	31,783
Inventories	29,252	23,053
Prepaid expenses and other current assets	11,669	10,643
Total current assets	97,285	126,972
Property, plant and equipment, net	77,903	71,503
Intangible assets, net	125,144	79,311
Goodwill	108,179	65,635
Other assets, net	639	607
Total assets	$ 409,150	$ 344,028
LIABILITIES AND SHAREHOLDERS' EQUITY		
Current liabilities:		
Accounts payable and accrued expenses	$ 24,731	$ 19,578
Current portion of long-term debt	2,612	1,949
Total current liabilities	27,343	21,527
Long-term debt	248,362	188,818
Deferred income taxes, net	25,894	25,894
Other liabilities	1,015	828
Total liabilities	302,614	237,067
Total shareholders' equity	106,536	106,961
Total liabilities and shareholders' equity	$ 409,150	$ 344,028

2016 Outlook

- Activity picked-up at the end of the first quarter and continues into the second quarter.
- Q2 2016 sales expected to range from $122 to $125 million, EBITDA margin between 16.5% to 17.0%.
- 2016 net sales estimate remains unchanged at between $460 and $475 million.
- 2016 consolidated EBITDA estimate remains unchanged at between $80 and $90 million.
- Interest expense will increase by approximately $9 million on an annualized basis, due to the higher debt balance coupled with a higher rate, and an increase in amortization of deferred financing costs and debt discount.
- Property and equipment, as well as amortizable intangible assets related to the WinDoor acquisition are estimated to result in incremental depreciation and amortization of approximately $4.0 million.
- Incremental interest expense and D&A costs will be spread ratably across the year beginning at the time of the closing of the WinDoor acquisition on February 16th.